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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 22, 2004 with respect to the consolidated financial statements of Roadway Corporation included in Yellow Roadway Corporation's Current Report on Form 8-K dated February 19, 2004, filed with the Securities and Exchange Commission in the following Registration Statements on Form S-8 (Nos. 33-47946, 333-02977, 333-16697, 333-59255, 333-49618, 333-49620, 333-88268 and 333-111499), the
Registration Statement on Form S-3 (No. 333-109896) and the Registration Statement on Form S-4 (No. 333-108081) of Yellow Roadway Corporation.

                                                              Ernst & Young, LLP


Akron, Ohio
February 19, 2004